                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party Other Than the Registrant  [ ]

Check the appropriate box:

|X|   Preliminary Proxy Statement
[ ]   Confidential, For Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under 14a-12

                             MAYOR'S JEWELERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



(1)      Title of each class of securities to which transaction applies:



--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:



--------------------------------------------------------------------------------
(5)      Total fee paid:




[ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



         (1)  Amount previously paid:

         -----------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement no.:


         -----------------------------------------------------------------------

         (3)  Filing Party:


         -----------------------------------------------------------------------

         (4)  Date Filed:


         -----------------------------------------------------------------------

                                 [MAYOR'S LOGO]

                           14051 Northwest 14th Street
                             Sunrise, Florida 33323

                                 (954) 846-8000

TO OUR STOCKHOLDERS:

         You are cordially invited to attend the Annual Meeting of stockholders of Mayor's Jewelers, Inc. (the "Company") to be held at ______ a.m., local time, on ________ ___, 2001, at _________________________________. The Notice of, and
Proxy Statement for, the 2001 Annual Meeting of Stockholders follow.

         At the Annual Meeting, stockholders will elect three persons to serve as directors until the 2004 Annual Meeting and until their successors have been elected and qualified (Proposal 1 on your Proxy). The Proxy Statement contains information regarding the Company's nominees for election to the Board of Directors. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE COMPANY'S SLATE OF NOMINEES NAMED IN THIS PROXY STATEMENT.

         Stockholders will also vote to ratify the Board's appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending February 2, 2002 (Proposal 2 on your Proxy) and a stockholder proposal (Proposal 3 on your Proxy), if properly presented at the Annual Meeting. YOUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND "AGAINST" THE STOCKHOLDER PROPOSAL.

         Your vote is important. Whether or not you plan to attend the Annual Meeting, we request that you promptly complete, date, sign and return the enclosed WHITE proxy card in the enclosed pre-addressed envelope. No postage is necessary if you mail your proxy in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

         You should be aware that you may hear from a stockholder group headed by Phillip Goldstein seeking to solicit proxies to elect his nominees for director. We urge you not to sign any proxy card provided by the Goldstein group until we have had a chance to respond. If you have previously signed a green proxy card sent by Goldstein, your Board urges you to promptly sign, date and mail the enclosed WHITE proxy card, which will revoke any earlier dated proxy cards solicited by Goldstein.

         We appreciate your continued support and interest in the Company. We thank you for voting promptly.

                               On behalf of the Board of Directors

                               Sincerely,

                               [SIGNATURE TO COME]

                               Isaac Arguetty
                               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

April ___, 2001
Sunrise, Florida

                             MAYOR'S JEWELERS, INC.

                           14051 NORTHWEST 14TH STREET
                             SUNRISE, FLORIDA 33323

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD _________ __, 2001

                               -------------------


TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Mayor's Jewelers, Inc., a Delaware corporation, will be held on ______, _________ __, 2001, at ______ a.m., local time at _________________________________, for the following purposes:

                  (1) To elect three directors to serve for terms as specified herein or until their successors are elected;

                  (2) To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending February 2, 2002;

                  (3) To consider, if properly presented at the Annual Meeting, a stockholder proposal, opposed by the Board of Directors and Management; and

                  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         These business items are described in the accompanying Proxy Statement.

         Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person.

                                            Sincerely,



                                            Richard Bowers
                                            SECRETARY

Sunrise, Florida
April __, 2001

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           PRELIMINARY PROXY STATEMENT
                             (SUBJECT TO COMPLETION)

                             MAYOR'S JEWELERS, INC.


                           14051 NORTHWEST 14TH STREET
                             SUNRISE, FLORIDA 33323

                              --------------------

                                 PROXY STATEMENT

                              --------------------



                       2001 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited by the Board of Directors of Mayor's Jewelers, Inc. ("Mayor's" or the "Company") for use at the Annual Meeting of Stockholders to be held on ______, __________ __, 2001, at ______ a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at _________________________________.

         These proxy solicitation materials were mailed on or about ________ __, 2001. THE COMPANY'S ANNUAL REPORT WILL BE FURNISHED TO ALL PERSONS BEING SOLICITED AT LEAST 20 DAYS BEFORE THE DATE OF THE COMPANY'S ANNUAL MEETING.

         The Company's corporate offices are located at 14051 Northwest 14th Street, Sunrise, Florida 33323, and its phone number at such address is (954) 846-8000.

RECORD DATE

         Stockholders of record at the close of business April 20, 2001 are entitled to notice of and to vote at the meeting. At the record date, __________ shares of the Company's voting common stock were issued and outstanding.

         A list of stockholders entitled to vote at the meeting will be available at the Company's corporate offices on _______ __, 2001 and for ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

         If a proxy in the form distributed by the Company is properly executed and returned to the Company, the shares represented by that proxy will be voted at the Annual Meeting. Where a stockholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all nominees, FOR the ratification of the appointment of the independent accountants and AGAINST the stockholder proposal.

         Each share has one vote on each matter properly submitted for a vote at the meeting. A majority of the outstanding shares of voting common stock will constitute a quorum at the meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence of a quorum. The nominees receiving the most support for the number of positions to be filled are elected directors. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker nonvotes are not counted for purposes of determining whether a proposal has been approved.

         Proxies are being solicited by and on behalf of the Company's Board of Directors. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to stockholders. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares of their expense in forwarding solicitation material to such beneficial owners. The Company has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist the Company in the distribution of the proxy materials and the solicitation of proxies for an estimated fee of $_______ plus reimbursement of reasonable out-of-pocket expenses of which $_______ has been paid as of _______ ___, 2001. Mackenzie Partners may solicit proxies from stockholders by mail, telephone, telex, telegram or personal call or visit. The Company has also agreed to indemnify Mackenzie Partners against certain liabilities and expenses. Mackenzie Partners will employ approximately _____ people to solicit the Company's stockholders. In addition, directors, officers and other employees of the Company may, without additional compensation therefor, solicit proxies by telephone, telegram, facsimile or personal communication.

         Expenses related to the solicitation of stockholders, in excess of those normally spent for an Annual Meeting, are expected to aggregate approximately $_______, of which approximately $_____ has been spent to date. Appendix A sets forth certain information relating to the Company's directors, nominees, officers and other employees of the Company who will be soliciting proxies on the Company's behalf ("Participants").

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's next Annual Meeting in 2002 must be received by the Company no later than __________ __, 2002, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he or she must give timely notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2001 Annual Meeting, such notice must be delivered to, or mailed to, and received by, the Company no later than 5:00 p.m. local time on ______ __, 2001. Stockholder proposals or notices must be delivered to or sent by certified mail, return receipt requested, to Richard Bowers, Secretary, Mayor's Jewelers, Inc., 14051 N.W. 14th Street, Sunrise, Florida 33323.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 15, 2001, the beneficial ownership of voting common stock of the Company by each director and director nominee, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the voting common stock:


                                                                                             Shares of Common Stock
                                                                                               Beneficially Owned
                                                                                        ---------------------------------
                                                                                                           Percentage of
                                                                                        Number of              Shares
Name and Address(1)                                                                      Shares            Outstanding(2)
-------------------                                                                     ---------          --------------
Isaac Arguetty (3).............................................................         2,697,167                   %
Gregg Bedol (4)................................................................            70,000                   %
Thomas Epstein (5).............................................................           105,000                   %
Margaret Gilliam (6)...........................................................           100,000                   %
Peter Offermann (7)............................................................            70,000                   %
Robert Robison (8).............................................................            70,000                   %
David Boudreau (9).............................................................           411,667                   %
Marc Weinstein (10)............................................................           338,334                   %
Eliahu Ben-Shmuel (11).........................................................         1,823,901                   %
    16300 NE 19th Avenue, Suite 206
    Miami Beach, FL 33162
Marbella Resources, Ltd. (12)..................................................         1,635,588                   %
    Tropical Isle Building
    Wickhams Cay, Road Town
    Tortola, British Virgin Islands
Dimensional Fund Advisors (13).................................................         1,706,200                   %
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401
Franklin Resources, Inc. (14)..................................................         1,251,400                   %
    777 Mariners Island Blvd.
    San Mateo, CA 94402
Steel Partners II, L.P. and
Warren G. Lichtenstein (15)....................................................         1,946,300                   %
    150 East 52nd Street
    New York, NY 10022
All executive officers and directors as a group (11 persons) (16)..............         4,542,781                   %

------------------------

(1) Unless otherwise provided, the address for each "Beneficial Owner" is 14051 Northwest 14th Street, Sunrise, Florida 33323.
(2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his or her name. An asterisk (*) is used to indicate less than 1% of the class outstanding.
(3) Includes options to purchase 2,596,667 shares, of which certain options are held by various family and estate planning vehicles. Does not include shares of common stock registered in the name of Marbella Resources Limited, wholly owned by the Amid Trust, of which Mr. Arguetty's family has beneficial interests, but with respect to which Mr. Arguetty is not a beneficiary and has no voting or dispositive power. SEE footnote (12) below.
(4)      Includes options to purchase 70,000 shares.
(5)      Includes options to purchase 105,000 shares.
(6)      Includes options to purchase 50,000 shares.
(7)      Includes options to purchase 70,000 shares
(8)      Includes options to purchase 70,000 shares
(9)      Includes options to purchase 411,667 shares.

(10)     Includes options to purchase 338,334 shares.
(11) Includes all shares held by Eliahu Ben Shmuel, E.P. Family Partners, Hay Foundation and Tropical Time, Inc. as set forth in a Schedule 13D filed on February 21, 2001.
(12)     Marbella Resources Limited reported this ownership as of May 27, 1999.
(13)     Dimensional reported this ownership as of February 2, 2001.
(14)     Franklin reported this ownership as of February 2, 2001.
(15) Includes all shares held by Warren G. Lichtenstein and Steel Partners II, L.P. as set forth in a Form 4, dated March 8, 2001.
(16) Includes 4,350,858 shares issuable upon the exercise of stock options for all executive officers and directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT")

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of voting common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 3, 2001 ("Fiscal 2000"), all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

         The Board of Directors currently consists of eight members and is classified into three classes with each class holding office for a three-year period. The terms of Messrs. Epstein, and Boudreau and Ms. Gilliam expire in 2001; the terms of Messrs. Bedol and Robison expire in 2002; and the terms of Messrs. Arguetty, Weinstein and Offermann expire in 2003.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the reelection of Messrs. Epstein and Boudreau and Ms. Gilliam as the Company's nominees for terms expiring in 2004. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

         The names of the continuing directors, director nominees and executive officers and certain information about them are set forth below.


                                                                                                               Director
Name                             Age                     Principal Occupation                                   Since
----                             ---                     --------------------                                  --------
Isaac Arguetty                   54         Chairman of the Board and Chief Executive Officer                     1994
                                               of Mayor's
Gregg Bedol                      45         Director and Chief Executive Officer of RetailOps LLC; Chief          1996
                                               Executive Officer and President of Bedol Retail Ventures, Inc.
Thomas Epstein                   43         Director, Private Investor and Financial Consultant                   1995
Margaret Gilliam                 61         Director and President of Gilliam & Co.                               1998
Peter Offermann                  56         Director and President of Offermann Financial, Inc.                   1996
Robert G. Robison                48         Director and Partner, Morgan, Lewis & Bockius LLP                     1996
David Boudreau                   42         Chief Financial Officer, Senior Vice President of Finance
                                               and Treasurer                                                      2000
Marc Weinstein                   46         Chief Operating Officer, Senior Vice President of Operations          2000


         The following sets forth certain biographical information with respect to each of the foregoing persons.

ISAAC ARGUETTY

         Mr. Arguetty was a co-founder, the Executive Vice President and a Director of the Company and its predecessors from 1983 until December 1990, Chairman of the Board of Directors from July 1987 to January 1990 and Co-Chairman of the Board of Directors from January 1990 until December 1990. In May 1994, he rejoined the Company as Co-Chairman of the Board and is the current Chairman. In May 1996, Mr. Arguetty became Chief Executive Officer of the Company.

GREGG BEDOL

         Mr. Bedol has been the Chief Executive Officer of RetailOps LLC, a retail outsourcing service since 1997. Mr. Bedol has also been the Chief Executive Officer and President of Bedol Retail Ventures, Inc. since 1991.

THOMAS EPSTEIN

         Mr. Epstein has been a private investor and financial consultant since 1990. Mr. Epstein was affiliated with Zaleski, Sherwood & Co., Inc. from April 1986 to September 1990. From 1980 to 1986, Mr. Epstein was employed by Bankers Trust Company in various capacities, including Vice President. Mr. Epstein was chairman of the Board of Directors of GSS/Array Technology Public Co., Ltd. until July 2001.

MARGARET GILLIAM

         Since April 1997, Ms. Gilliam has been the President of Gilliam & Co., a business advisory firm. From 1975 to March 1997, Ms. Gilliam was associated with Credit Suisse First Boston in various capacities, including Senior Security Analyst-Retail Trade and Soft Goods Industries and Director-Equity Research. Prior to such time, Ms. Gilliam held similar positions with various institutional brokerage firms, including Goldman, Sachs & Co. Ms. Gilliam is a director of Horizon Group Properties, Harold's Stores and Oshman's Sporting Goods.

PETER OFFERMANN

         Since May 1994, Mr. Offermann has been the President of Offermann Financial, Inc., a financial consulting firm providing strategic financial advice. Mr. Offermann is also the Chairman and Chief Executive Officer of ATC Group Services, Inc., an environmental consulting company. From 1994 to 1999 Mr. Offermann was Executive Vice President and Chief Financial Officer of TLC Beatrice. From 1968 through May 1994, he served in a number of positions with Bankers Trust Company and its affiliates, including as Managing Director of BT Investment Partners, Inc. from October 1992 through May 1994, Managing Director of BT Securities Corporation from October 1991 through October 1992, and Managing Director of Bankers Trust Company from 1986 through 1991. Mr. Offermann serves as a director of National Auto Finance, Inc. and Philip Services Corporation.

ROBERT G. ROBISON

     Mr. Robison has been a partner of the law firm of Morgan, Lewis & Bockius LLP since 1991.

DAVID BOUDREAU

         Mr. Boudreau has been the Chief Financial Officer since February 1997 and the Senior Vice President of Finance and Treasurer since 1993. Prior to such time and since 1986, he held various positions with the Company.

MARC WEINSTEIN

         Mr. Weinstein joined the Company in July 1996 as the Senior Vice President of Human Resources and became the Chief Operating Officer in April 1997. Prior to joining the Company, Mr. Weinstein was the Vice President of Human Resources at Burger King Corporation.

              VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT. The three nominees receiving the highest number of votes cast by holders of voting common stock of the Company present or represented and entitled to be voted at the Annual Meeting shall be elected as directors. Votes withheld from any directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting but have no other legal effect upon election of directors under Delaware law.

                        PROCEDURES TO NOMINATE DIRECTORS

         Any stockholder entitled to vote for the election of directors at the annual meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given either by personal delivery or by United States certified mail, postage prepaid, to Corporate Secretary, Mayor's Jewelers, Inc., 14051 Northwest 14th Street, Sunrise, Florida 33323, not later than 30 days in advance of such meeting. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive compensation of $20,000 per year plus reimbursement of reasonable expenses for attending meetings and automatically receive options to purchase at an exercise price equal to the market price on the grant date, 20,000 voting common shares on the date of their initial election and 10,000 each year thereafter on January 1. Such options are fully exercisable six months after the grant date and until two years after a person ceases to be a director. Directors who are employees of the Company do not receive additional compensation for services as a director.

                          BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of four meetings during Fiscal 2000. No Director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or any committees.

         The Board presently has an Audit Committee, a Compensation Committee and a Nomination Committee.

         The Audit Committee presently consists of Messrs. Epstein and Bedol and Ms. Gilliam and met three times in Fiscal 2000. The Audit Committee meets with representatives of the Company's independent accountants and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of nonaudit services by the Company's auditors as well as reviewing the engagement or discharge of the Company's independent accountants. The Company's Board of Directors has adopted a charter for the Audit Committee, and this charter is set forth as Appendix B hereto. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the American Stock Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules.

         The Compensation Committee presently consists of Mr. Offermann and Ms. Gilliam and met four times during Fiscal 2000. The Committee met on March 15, 2001 to set officer cash bonuses for Fiscal 2000 and to set targets for potential cash bonuses for the fiscal year ending February 2, 2002. The Compensation Committee may review and report to the Board the salaries and benefit programs designed for executive officers with a view toward ensuring that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

         The Nomination Committee, which presently consists of Messrs. Robison, Offermann and Arguetty, met once during Fiscal 2000. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by stockholders. In addition, the Company's Bylaws provide for procedures for consideration of nominees recommended by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee are also employees or officers of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company to the Chief Executive Officer and to each of the four other most highly compensated executive officers (the "Named Executive Officers") of the Company during Fiscal 2000 and during each of the past three fiscal years:

                           SUMMARY COMPENSATION TABLE


                                                                                                  Long-Term
                                                                 Annual Compensation            Compensation
                                                          -----------------------------------      Awards
                                                                                    Other       ------------     All Other
                                             Fiscal       Salary        Bonus       Annual         Options    Compensation(1)
Name and Principal Position                   Year          ($)          ($)     Compensation        (#)            ($)
---------------------------                   ----          ---          ---     ------------   ------------  ---------------
Isaac Arguetty                                2000        360,000      500,184         N/A(2)         0         15,785
     Chairman of the Board                    1999        360,000      376,088         N/A            0         15,780
     and Chief Executive Officer              1998        360,000      509,165         N/A            0         15,785

David Boudreau                                2000        220,000      122,130         N/A       50,000         16,942
     Chief Financial Officer, Senior Vice     1999        220,000      101,655         N/A            0         16,098
     President of Finance and Treasurer       1998        189,231      106,324         N/A       52,002         10,608

Samuel A. Getz (3)                            2000        300,000            0         N/A       50,000         15,000
     Chief Executive Officer and President    1999        300,000      113,874         N/A            0         18,750
     of Mayor's Division                      1998        155,769       62,169         N/A      510,000          7,500

Marc Weinstein                                2000        200,000      111,028         N/A       50,000         15,000
     Chief Operating Officer and Senior Vice  1999        200,000       92,413         N/A            0         43,050(4)
     President of Operations                  1998        184,615      103,730         N/A       52,002         15,000

Richard Bowers                                2000        180,000       72,800         N/A       30,000         15,000
     General Counsel, Senior Vice President   1999        175,000       61,250         N/A       30,000         15,000
     of Legal                                 1998        250,000            0         N/A            0         15,000

---------------------

(1) Except as otherwise explained, the amounts set forth in this column for each individual represent payments of annual premiums by the Company for whole life insurance policies or financial investments provided to executive officers.

(2)      Entries marked "N/A" represent information which is not reportable.

(3) Represents payments for services since joining Company on July 28, 1998. Mr. Getz resigned from the Company effective March 23, 2001.

(4) Includes a $31,800 reimbursement for a club membership used for business development purposes.

EMPLOYMENT AGREEMENTS

         Mr. Arguetty has been employed as the Chief Executive Officer since May 1996. Mr. Arguetty receives a base annual salary of $360,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital, which are set each year by the Compensation Committee. The agreement allows the Company to terminate Mr. Arguetty for cause without termination benefits or without cause upon the payment of base salary and bonus for a one-year period and the vesting of certain options. If Mr. Arguetty is terminated within a two-year period after a change in control, he will receive the continuation of base salary for up to three years, plus a lump sum cash payment based upon the base salary or most recent annual bonus.

         Mr. Boudreau is employed as the Chief Financial Officer, Senior Vice President of Finance and Treasurer. Mr. Boudreau receives a base annual salary of $220,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital. The agreement allows the Company to terminate Mr. Boudreau for cause without termination benefits or without cause upon the payment of base salary for a one-year period and the vesting of certain options. If Mr. Boudreau is terminated within a two-year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

         Mr. Getz was employed as the Chief Executive Officer and President of the Mayor's Division. Mr. Getz received a base annual salary of $300,000 and had the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital. The agreement allowed the Company to terminate Mr. Getz for cause without termination benefits or without cause upon the payment of base salary for a two-year period and the vesting of certain options.

         Mr. Weinstein is employed as the Chief Operating Officer and Senior Vice President of Operations. Mr. Weinstein receives a base annual salary of $200,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital. The agreement allows the Company to terminate Mr. Weinstein for cause without termination benefits or without cause upon the payment of base salary for a one-year period and the vesting of certain options. If Mr. Weinstein is terminated within a two-year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

         Mr. Bowers is employed as the General Counsel and Senior Vice President of Legal. Mr. Bowers receives a base annual salary of $182,000 and has the opportunity to receive an annual cash bonus based upon the achievement of objective performance criteria, such as net income, operating cash flow and return on working capital. The agreement allows the Company to terminate Mr. Bowers for cause without termination benefits or without cause upon the payment of base salary for a one-year period and the vesting of certain options. If Mr. Bowers is terminated within a two-year period after a change in control, he will receive the payment of base salary for up to two years plus certain benefits.

CERTAIN TRANSACTIONS

         The law firm of Morgan, Lewis & Bockius LLP, of which Mr. Robison is a partner, performs certain legal services for the Company.

OPTIONS GRANTED

         Shown below is further information regarding employee stock options awarded during Fiscal 2000 under the 1991 Stock Option Plan to the Named Executive Officers. No stock appreciation rights were awarded during the year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS


                            Number of        Percent of Total
                           Securities         Options/SARs(1)
                           Underlying           Granted to
                          Options/SARs         Employees in       Exercise or Base                            Grant Date
                           Granted (#)          Fiscal Year        Price(2) ($Sh)       Expiration Date     Present Value(3)
                          ------------       ----------------     ---------------       ---------------     ----------------
    Isaac Arguetty                0                   0                   N/A                  N/A              $      0
    David Boudreau           50,000                3.6%                2.4375              05/10/10              146,875
    Samuel A. Getz           50,000                3.6%                2.4375              05/10/10              146,875
    Marc Weinstein           50,000                3.6%                2.4375              05/10/10              146,875
    Richard Bowers           30,000                2.2%                2.4375              05/04/10               88,125


-----------------

(1) No SARs were granted in 2000. Individual option grants generally become exercisable in installments over a three-year period commencing May 2001 subject to continued employment. Options can become immediately exercisable upon the occurrence of certain corporate events, including a change in control of the Company or delivery of written notice of stockholder's meeting to consider a merger, sale of assets or similar reorganization.

(2) All grants were made at or above 100% of fair market value as of the date of the grant.

(3) The present value of these options was determined by using the Black-Scholes model of option valuation in a manner consistent with the requirements of SFAS No. 123.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

         The following table shows stock option exercises by Named Executive Officers in Fiscal 2000, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of February 3, 2001. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of $3.65 per share of common stock.


                                                               Number of Securities                 Value of
                                                              Underlying Unexercised             In-the-Money At
                              Options/SARs         Value       at Fiscal Year-End(#)             Fiscal Year-End
                             Shares Acquired    Realized(1)        Exercisable/                   Exercisable/
Name                         on Exercise (#)   (In Dollars)        Unexercisable                  Unexercisable
----                         ---------------   ------------   ----------------------        -----------------------
Isaac Arguetty...............      0                0            2,596,667/183,333          1,979,125.42/233,749.57
David Boudreau...............      0                0              411,667/105,335             259,083.74/53,416.26
Samuel A. Getz...............      0                0                    510,000/0                             0/0
Marc Weinstein...............      0                0              338,334/108,668             271,479.79/55,582.71
Richard Bowers...............      0                0               303,333/36,667             129,707.95/42,792.05

------------------------------

(1)      Fair market value of shares at exercise minus the exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Named Executive Officers. The disclosure requirements for the Named Executive Officers includes the use of tables and a report explaining the rationale and considerations regarding the executive compensation decisions affecting those individuals. In fulfillment of these requirements, the Compensation Committee consisting of Mr. Offermann and Ms. Gilliam for Fiscal 2000 prepared the following report. The Compensation Committee is composed entirely of directors who have never been employees of the Company.

  COMPENSATION PHILOSOPHY

         This report reflects the Company's compensation philosophy as endorsed by the Board of Directors and the Committee and the resulting actions taken by the Company. With regard to compensation actions affecting Mr. Arguetty as Chief Executive Officer, the Committee acts as the approving body.

         Executive compensation has been designed to:

         o Support a pay for performance policy that provides compensation amounts based both on overall corporate results and individual performance;

         o Motivate executives to achieve business goals and reward them for their achievements;

         o Provide total compensation opportunities which allow the Company to compete for and retain talented results oriented executives who will contribute to the Company's short-term and long-term success; and

         o Align the interests of executives with the long-term interests of stockholders through award opportunities based on stock performance.

         At present, executive compensation is comprised of base salary, annual bonus cash incentive opportunities based on subjective analysis and objective criteria and long-term incentive opportunities in the form of grants of stock options.

         As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is generally based on performance incentives and less on base salary, causing greater variability in the individual's absolute compensation level from year to year. Incentive compensation (all pay other than base salary) comprises a significant compensation opportunity and is tied to the Company's short-term earnings and long-term stock performance.

         In reviewing or administering the individual elements of executive compensation, the Company and the Committee strive to balance short- and long-term incentive objectives and utilize prudent judgment in reviewing performance matters and incentive payments. The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to 162(m) of the Internal Revenue Code and will generally seek to structure executive compensation to provide for the maximum amount of deductibility, while recognizing that there may be circumstances in which the Company's interests are best served otherwise.

ANNUAL COMPENSATION PROGRAM

         Annual total cash compensation for senior management consists of base salary and objective and discretionary bonuses as percentages of base salary. The Company has a cash bonus arrangement for executives which is based upon the achievement of specific criteria and goals, such as net income, operating cash flow and return on working capital. Accordingly, total annual cash compensation will vary each year based on Company performance and profitability as well as a subjective and objective evaluation of each executive's contribution to that performance. Base salaries for each of the Named Executive Officers are set forth in their respective employment agreements.

LONG-TERM INCENTIVES--STOCK OPTION PLAN

         The Company's Stock Option Plan is designed to align a significant portion of the named executive compensation with stockholder interests. In determining the number of options to be awarded, the amount and terms of options previously granted are generally not considered. The stock options are a right to purchase shares of common stock generally over a five- to ten-year period exercisable at the fair market value per share as of the date on which the option is granted and vesting in increments over a three-year period, so the options provide value to the recipient only when the stock price increases above the option grant price and the option has become exercisable. The vesting and exercisability of options granted to the named executives are generally subject to continued employment and/or the Company achieving certain profitability levels in each year.

         The Committee has generally granted stock options each year to executive officers pursuant to stockholder-approved plans as well as options at the time an executive commences employment. The Committee granted options in Fiscal 2000 to the named executives, as set forth on page 9.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Arguetty, in his capacity as Chief Executive Officer, participated in the same compensation programs as the other Named Executive Officers. The Committee has targeted Mr. Arguetty's total compensation, including compensation derived from the stock option plan, at a level it believes is competitive with the amounts paid by the Company's competitors and companies with which the Company competes for executive talent.

         Consistent with the focus on performance-based compensation, Mr. Arguetty's target bonus opportunity in Fiscal 2000 was set at 100% of his base salary and completely attributable to corporate performance. In light of such considerations, Mr. Arguetty's Fiscal 2000 bonus was $500,184.

Members of the Compensation Committee

Peter Offermann
Margaret Gilliam

                                PERFORMANCE GRAPH

         The graph below compares the five-year cumulative total return for Mayor's stock with the cumulative total return of the Amex Market Value Stock Index and the S&P Retail Specialty Index. The graph assumes $100 invested on January 1, 1996 in Mayor's stock and $100 invested at that time in each of the indexes. The comparison assumes that dividends are reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
            AMONG MAYOR'S JEWELERS, INC., THE AMEX MARKET VALUE INDEX
                      AND THE S&P RETAIL (SPECIALTY) INDEX


                          [PERFORMANCE GRAPH OMITTED]

-------------
* $100 Invested on January 31, 1996 in stock or index, including reinvestment of dividends. Fiscal year ending January 31.

                                                                       Cumulative Total Return
                                                 -----------------------------------------------------------------------
                                                  1/96         1/97         1/98        1/99        1/00        1/01
                                                  ----         ----         ----        ----        ----        ----
MAYOR'S JEWELERS, INC........................... 100.00         83.33       102.38      252.38      109.52      133.33
AMEX MARKET VALUE............................... 100.00        103.86       124.72      142.27      170.84      185.42
S & P RETAIL (SPECIALTY)........................ 100.00        109.65       117.06      107.03       72.80       82.56



                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending February 2, 2002 and recommends that stockholders vote "FOR" ratification of such appointment.

         In the event of a negative vote on such ratification of appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interests of the Company and its stockholders.

         Deloitte & Touche LLP has audited the Company's financial statements annually since 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY DELOITTE & TOUCHE LLP DURING FISCAL 2000

  AUDIT FEES

         Audit fees billed to the Company by Deloitte & Touche LLP during Fiscal 2000 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $284,300.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during Fiscal 2000.

  ALL OTHER FEES

         Except as set forth above, the Company did not engage Deloitte & Touche LLP to provide other advice or other services to the Company during Fiscal 2000; and, therefore no other fees were paid to Deloitte & Touche LLP in Fiscal 2000.

                            REPORT OF AUDIT COMMITTEE

         The Audit Committee is comprised entirely of outside, independent directors. The Audit Committee oversees engagement of the Company's independent auditors, reviews the arrangements for and scope of the audit by the Company's independent auditors, and reviews and evaluates the Company's accounting practices and its systems of internal accounting controls. The Audit Committee has reviewed and discussed the Company's audited financial statements for Fiscal 2000 with the Company's management and with the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be considered with the auditors by Statement of Auditing Standards No. 61. The Audit Committee has received written communication and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence from the Company. Based on the foregoing activities, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements for Fiscal 2000 be included in the Company's report on Form 10-K for such year, which was filed with the Securities and Exchange Commission on April __, 2001.

Members of the Audit Committee

Thomas Epstein
Gregg Bedol
Margaret Gilliam

INDEPENDENCE OF DELOITE & TOUCHE LLP

         The Audit Committee has considered whether the provision of nonaudit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee has determined that the performance of such nonaudit services did not impair the independence of Deloitte & Touche LLP.

                                   PROPOSAL 3

                              STOCKHOLDER PROPOSAL

         The Company has been notified that Eliahu Ben-Shmuel intends to present the proposal set forth below for consideration at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. The Board of Directors opposes this proposal for the reasons set forth below in the Board of Directors' Statement of Opposition. The address and stock ownership of the proponent will be furnished by the Secretary of the Company to any person, orally or in writing, as requested, promptly upon receipt of any oral or written request therefor.

         "SHAREHOLDER PROPOSAL

         "RESOLVED, THAT THE SHAREHOLDERS OF MAYOR'S JEWELER'S, INC. HEREBY RECOMMEND TO THE BOARD OF DIRECTORS THAT THE BOARD TAKE THE STEPS NECESSARY TO ACHIEVE A SALE OR CASH MERGER OF THE COMPANY ON TERMS THAT WILL MAXIMIZE VALUE AS PROMPTLY AS POSSIBLE, AND, IF THERE IS NO AGREEMENT TO SELL OR MERGE THE COMPANY BY JULY 15, 2001, THEN THE BOARD OF DIRECTORS WILL TERMINATE ISAAC ARGUETTY'S EMPLOYMENT AS CHIEF EXECUTIVE OFFICER OF THE COMPANY."

         "STATEMENT IN SUPPORT OF SHAREHOLDER PROPOSAL

         "The proposed action is necessary because the Company's current Management has not acted in the best interests of the Company or its shareholders. The value of the Company has decreased during Mr. Arguetty's tenure, and he has not demonstrated any ability to reverse this process. As reported in the Company's Form 10-K for 2000, the Company lost 62% of its net sales by losing its concession at Sam's Club. The proponent believes that the value that may be achieved for the shareholders of our Company by a sale or cash merger of the Company, or a sale of its assets, is significantly greater than the current market price of its shares. The market price of the Company's common stock on January 4, 2001 (the day prior to the date this proposal was submitted) was $2 5/8 per share, or 41% of the Company's book value of $6.47 per share calculated from the Quarterly Report dated October 28, 2000.

         "Because the market price is so much lower than the book value of the Company, this shareholder believes that all shareholders will receive maximum value for our shares when, and only when, the Board of Directors engages a reputable investment banking firm to aid in seeking, implementing and executing a sale or cash merger of the Company. If a buyer or a merger partner cannot be found by July 15, 2001, the Board of Directors should replace Isaac Arguetty with a CEO having retail jewelry experience and the capacity to grow the Company and return it to profitability.

         "Mr. Arguetty receives over $736,088 a year from the Company in salary and bonus. He is not a significant shareholder of the Company, though members of his family are. The Company's Definitive Proxy Statement dated June 30, 2000 reveals that Mr. Arguetty owns only 100,500 shares, but he appears to have much greater control by his ownership of unexercised stock options.

         "If the Company's management opposes this proposal and you want to vote in favor of it, you must mark the "FOR" box on the proxy card next to this proposal.

         "YOUR VOTE IS IMPORTANT!

         "Please vote "FOR" this proposal and remember to sign and date your proxy card before returning it. Thank you for your consideration."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

         The subject of stockholder value is considered often and carefully by the Board and management of the Company. The Board and the Company's officers are dedicated to maximizing stockholder value. For several reasons, the Board strongly believes that implementation of the resolution described above would not be in the best interests of the stockholders of the Company and, contrary to the resolution, would not maximize value to the stockholders.

         The Board, a majority of whose members are independent, takes seriously its fiduciary obligation to act in the best interests of the Company and its stockholders. Consistent with its fiduciary duties and responsibilities to the stockholders, the Board continually reviews and monitors the Company's business and progress, as well as developments in the Company's industry. Accordingly, the Board is in the best and most informed position to evaluate and consider all of the options that may be available to the Company from time to time including if, when, and under what conditions a sale or merger of the Company should be considered.

         The resolution calls for the sale or cash merger of the Company as promptly as possible without regard to the relative merits of other alternatives or the likely results of pursuing such resolution. In the Board's opinion, the initiation of the type of process called for by the stockholder proposal and in the manner stated would create a "forced sale" atmosphere that could have the effect of reducing the perceived value of the Company to a "fire sale" level, thus forcing the Company to negotiate with bidders from a position of weakness.

         Mr. Ben-Shmuel was an executive officer and director of the Company until his resignation in 1994 when Mr. Arguetty rejoined the Company to oversee its restructuring. Prior to Mr. Arguetty's arrival, while Mr. Ben-Shmuel was Executive Vice President of Procurement - Watches and Accessories, the Company had cumulative losses of more than $100 million during the last two years of his tenure and suffered from a customer concentration whereby SAM's Club, a division of Wal-Mart, Inc., represented more than 90% of the Company's total revenues. Since his departure, Mr. Ben-Shmuel has adopted an adversarial approach with the Company, including instigating ongoing litigation involving a commercial transaction with the Company. Accordingly, the Board believes that the portion of this proposal as it relates to the termination of Mr. Arguetty in the event the Company is not sold by July 15, 2001, is inappropriate and lacks impartiality because it is motivated by his personal animus towards Mr. Arguetty and other members of management. The Board recommends that the stockholders reject any attempt by Mr. Ben-Shmuel to force the Company to take action which may not be in the best interests of stockholders.

         As the Board evaluates the strategic direction of the Company, it will continue to consider all options for enhancing stockholder value and will pursue the course of action that it believes will best achieve that objective. To that end, on March 21, 2001, the Company retained TM Capital Corp., a New York based investment bank, to explore and evaluate a number of strategic alternatives to enhance stockholder value. Such alternatives could include, without limitation, a possible merger or strategic combination. As the Board is committed to exploring a broad range of alternatives, we urge stockholders to vote "AGAINST" the adoption of this stockholder proposal on the enclosed WHITE proxy card.

         Management welcomes input from the Company's stockholders and will carefully consider meaningful suggestions to increase or maximize stockholder value. However, for the reasons set forth above, the Board unanimously urges a vote against the foregoing proposal. Because the Board of Directors does not believe that the stockholder proposal described above is in the best interests of all of the stockholders of the Company, the Board vigorously opposes this stockholder proposal.

         The Board of Directors unanimously recommends that the stockholders vote "AGAINST" the adoption of this stockholder proposal on the enclosed WHITE proxy card. This resolution is precatory and non-binding on the Board, even if approved by stockholders. Approval of this stockholder proposal requires the affirmative vote of the holders of a majority of the shares of voting common stock represented and entitled to be voted at the Annual Meeting. Unless otherwise directed, the persons named in the enclosed proxy will vote the shares of voting common stock represented by all proxies received prior to the Annual Meeting, and not properly revoked, excluding broker nonvotes, AGAINST this stockholder proposal.

                 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         VOTING "AGAINST" THIS PROPOSAL.

                   ITEMS NOT CONSTITUTING SOLICITING MATERIAL

         The Compensation Committee and Audit Committee reports included herein, and the Audit Committee Charter attached hereto, shall not constitute "soliciting material" or be deemed to be "filed" with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will each have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                              AVAILABLE INFORMATION

         The Company files annual reports on Form 10-K with the Securities and Exchange Commission. A copy of such annual report for the fiscal year ended February 3, 2001 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any stockholder to Mayor's Jewelers, Inc., 14051 Northwest 14th Street, Sunrise, Florida 33323, Attention: Corporate Secretary. Copies of all exhibits to the annual report are available upon similar request, subject to payment of a $0.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                        PARTICIPANTS IN THE SOLICITATION

         Under Applicable regulation of the SEC, each member of the Board of Directors, certain executive officers of the Company and certain other corporate officers of the Company may be deemed to be a "participant" in the Company's solicitation of proxies. The principal occupation and business address of each person who may be deemed a participant are set forth in Appendix A hereto. Information about the present ownership by the directors and named executive officers of the Company of the Company's securities is provided in this Proxy Statement and the present ownership of the Company's securities by other participants is listed in Appendix A.

                        POSSIBLE STOCKHOLDER SOLICITATION
                    IN OPPOSITION TO THE BOARD OF DIRECTORS

         On February 28, 2001, Phillip Goldstein filed a preliminary proxy statement with the SEC stating that Mr. Goldstein intends to appear at the Annual Meeting to seek to elect a slate of nominees to the Company's Board of Directors and make other various proposals for which he is soliciting proxies. Most of Mr. Goldstein's proposals are substantially similar to Mr. Ben-Shmuel's proposal set forth herein as Proposal 3 because Mr. Goldstein's proposals primarily relate to a sale or merger of the Company. According to Amendment No. 15 to a Schedule 13D of Eliahu Ben-Shmuel, dated March 2, 2001 (the "13D"), Mr. Ben-Shmuel granted an option to Mr. Goldstein for 50,000 shares of voting common stock beneficially owned by Mr. Ben-Shmuel at $2.75 per share in exchange for Mr. Goldstein's filing of a preliminary proxy statement. The preliminary proxy statement stated that Mr. Goldstein and his affiliates beneficially own
approximately   % of the outstanding shares of voting common stock of the
Company. In addition, the 13D states that Mr. Ben-Shmuel may, either individually or as a group, file a proxy statement or engage in other actions to encourage a sale of the Company and/or a change in the Company's Board of Directors or any other action that Mr. Ben-Shmuel believes may lead to an increase in the Company's voting common stock value.

         On March 21, 2001, the Company announced that it has been studying strategic alternatives to enhance stockholder value and has engaged TM Capital Corp., a New York based investment bank, to assist the Company in that endeavor. While this process has not resulted in any specific proposals, the Company remains willing to explore opportunities that would enhance stockholder value and recognize the Company's record of performance and its leadership position, and the Company will continue to seek to enhance stockholder value by aggressively pursuing the Company's business plan.

         The Company does not know if Mr. Goldstein or Mr. Ben-Shmuel will pursue a proxy contest. If proxies are solicited by Mr. Goldstein and/or Mr. Ben-Shmuel, the Company urges stockholders not to sign any proxy card provided by Mr. Goldstein and/or Mr. Ben-Shmuel until the Company has the opportunity to respond.

                                     * * * *

         If you have any questions or require assistance, please contact:


                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                            Toll Free: (800) 322-2885
                                 (212) 929-5500

                                                        THE BOARD OF DIRECTORS



Dated: ______, 2001

                                                                      APPENDIX A


            INFORMATION CONCERNING THE DIRECTORS AND CERTAIN OFFICERS
                   OF THE COMPANY WHO MAY ALSO SOLICIT PROXIES

         The following table sets forth the name, principal business address and the present address of any corporation or other organization in which their employment is carried on, of the directors and certain officers of the Company ("Participants") who may also solicit proxies from stockholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is Mayor's Jewelers, Inc., 14051 Northwest 14th Street, Sunrise, Florida 33323.

                                    DIRECTORS

         The principal occupations of the Company's directors who are deemed Participants in the solicitation are set forth on page __ of this Proxy Statement. The principal business address of Isaac Arguetty, David Boudreau, Marc Weinstein and Richard Bowers is that of the Company. The name and business address of the other director-Participants' organization of employment are as follows:

         Name                               Address
         ----                               -------

         Gregg Bedol                        c/o Mayor's Jewelers, Inc.
                                            14051 Northwest 14th Street
                                            Sunrise, Florida 33323


         Thomas Epstein                     c/o Mayor's Jewelers, Inc.
                                            14051 Northwest 14th Street
                                            Sunrise, Florida 33323



         Margaret Gilliam                   c/o Mayor's Jewelers, Inc.
                                            14051 Northwest 14th Street
                                            Sunrise, Florida 33323



         Peter Offermann                    c/o Mayor's Jewelers, Inc.
                                            14051 Northwest 14th Street
                                            Sunrise, Florida 33323



         Robert G. Robison                  Morgan, Lewis & Bockius LLP
                                            101 Park Avenue
                                            New York, New York  10178

                EXECUTIVE OFFICERS AND CERTAIN CORPORATE OFFICERS

         Name                 Principal Occupation
         ----                 --------------------

         Isaac Arguetty       Chairman of the Board and Chief Executive Officer

         David Boudreau       Chief Financial Officer, Senior Vice President of
                                   Finance and Treasurer

         Marc Weinstein       Chief Operating Officer and Senior Vice President
                                   of Operations

         Richard Bowers       General Counsel and Senior Vice President of Legal


                         INFORMATION REGARDING OWNERSHIP
                   OF THE COMPANY'S SECURITIES BY PARTICIPANTS

         None of the Participants owns any of the Company's securities of record but not beneficially. The number of shares of voting common stock of the Company held by directors and the named executive officers is set forth on pages __ and __ of this Proxy Statement.

                       INFORMATION REGARDING TRANSACTIONS
                   IN THE COMPANY'S SECURITIES BY PARTICIPANTS

         The following table sets forth purchases and sales of the Company's securities by the Participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

                                            Number of Shares
                                            of Common Stock
Director                 Date        Purchased ("P") or Sold ("S")   Footnote
--------                 ----        -----------------------------   --------

Margaret Gilliam         12/30/99             30,000 (S)               (1)
                         8/17/00               2,800 (P)               (2)
                         8/18/00                 500 (P)               (2)
                         8/21/00               3,600 (P)               (2)
                         8/22/00              15,000 (P)               (2)
                         8/23/00               8,600 (P)               (2)
                         8/23/00               9,500 (P)               (2)
-----------------------

(1)      Transaction effected through an open-market sale.

(2)      Transaction effected through an open-market purchase.

         Thomas Epstein, Peter Offermann, Robert G. Robison, Gregg Bedol, Isaac Arguetty, David Boudreau, Marc Weinstein and Richard Bowers have not carried out any transactions in the Company's securities in the past two years.

                MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

         Except as described in this Appendix A or in the Proxy Statement, none of the Participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly beneficially owns any shares of common stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Appendix A or in the Proxy Statement, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since January 1, 2000, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or Participant Affiliate had or will have, a direct or indirect material interest.

         Except for the employment agreements described in the Proxy Statement, no Participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or in the Proxy Statement, there are no contracts, arrangement or understandings by any Participant or Participant Affiliate within the past year with any person with respect to the Company's voting common stock.

                                                                      APPENDIX B

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with these functions, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

         A director will not be considered "independent" if, among other matters, he or she has:

         o been employed by the Corporation or its affiliates in the current or past three years;

         o accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service, retirement plan benefits, or non-discretionary compensation);

         o an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

         o been a partner, controlling stockholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

         o been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

         The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management periodically to review the Corporation's financials consistent with
IV.4. below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties, the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter on an annual basis or as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's responses.

4. Review with financial management and the independent accountants the Form's 10-Q and 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

8. In consultation with the independent accountants and the internal auditors, review the scope of the audit and the integrity of the Corporation's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

PROCESS IMPROVEMENT

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements to financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matters that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deem necessary or appropriate.

                             MAYOR'S JEWELERS, INC.

            ANNUAL MEETING OF STOCKHOLDERS - ______________ ___, 2001

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Isaac Arguetty and David Boudreau, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of voting common stock, par value $.0001 per share, of Mayor's Jewelers, Inc. (the "Company") which the undersigned is entitled to vote as directed below, and in their discretion upon such matters as may properly come before the Annual Meeting of Stockholders to be held at ___________________________, ________________________ on ______________ ___,
2001, commencing at ___ a.m. (local time), and at any postponement or adjournment thereof.

         By signing on the reverse, the undersigned acknowledges receipt of the Notice of Annual Meeting (to be held on ______________, ___, 2001), and accompanying proxy statement, and revokes all prior proxies for said meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSALS 1 AND 2) AND WILL BE VOTED AGAINST THE STOCKHOLDER PROPOSAL (PROPOSAL 3). IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING, THIS PROXY WILL BE VOTED THEREON, IN THE DISCRETION OF THE PROXIES NAMED HEREIN.

       (CONTINUED, AND TO BE MAILED, DATED AND SIGNED, ON THE OTHER SIDE)

            DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS

1.  Election of Directors

   FOR all nominees listed at right       WITHHOLD AUTHORITY to vote for all
   (except as marked to the                    nominees listed at right
   contrary below)
               [ ]                                  [ ]

                                                       NOMINEES:

                                                       Thomas Epstein
                                                       David Boudreau
                                                       Margaret Gilliam

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)



                      -----------------------------------

2. To ratify the appointment of Deloitte & Touche LLP as Independent Public Accountants.

               FOR                 AGAINST                   ABSTAIN
               [ ]                   [ ]                        [ ]


           DIRECTORS RECOMMEND A VOTE "AGAINST" THE FOLLOWING PROPOSAL

                              STOCKHOLDER PROPOSAL

3. A non-binding resolution to take steps necessary to sell or arrange for a cash merger of the Company as promptly as possible and to terminate the Chief Executive Officer if no such transaction is consummated by July 15, 2001.

               FOR                 AGAINST                   ABSTAIN
               [ ]                   [ ]                        [ ]


Signature: __________________________        Title: ____________________________

Signature (If Held Jointly): ___________________________________

Dated: ______________ ____, 2001


NOTE: Please sign exactly as your name appears above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.